UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 5, 2010 (August 2, 2010)
Date of Report (Date of earliest event reported)

Reach Messaging Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	333-150424	26-1110179
(State or other jurisdiction Identification No.)	(Commission File Number)	(IRS Employer Identification No.)

2801 Ocean Park Blvd., Suite 355
Santa Monica, California 90405
(Address of principal executive offices) (Zip Code)

(888) 631-8555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐         Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The majority stockholders of Reach Messaging Holdings, Inc., a Delaware corporation (the “Company”), holding their shares of record as of June 25, 2010, have approved by written consent in lieu of a meeting, a forward split of the outstanding shares of the Company’s common stock (the “Forward Split”) such that every one (1) issued and outstanding share of common stock will be automatically split into five (5) shares of common stock.  The Forward Split shall take place on such date as may be determined by the Board of Directors.

In addition, and in connection with the Forward Split, the stockholders authorized an amendment to the Company’s Certificate of Incorporation implementing the Forward Split and increasing the number of authorized shares of common stock from 500,000,000 to 2,000,000,000 (the “Amendment”).  The Amendment will be filed in connection with implementing the Forward Split on such date as may be determined by the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Reach Messaging Holdings, Inc.

Dated: August 5, 2010	By:	/s/ David R. Wells
David R. Wells
Chief Financial Officer